Exhibit 10.1
ART TECHNOLOGY GROUP, INC.
AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     1.      Purpose. The purpose of this Amended and Restated 1996 Stock Option Plan (the “Plan”) of Art Technology Group, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
     2.      Eligibility. All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”
     3.      Administration and Delegation.
             (a)      Administration by Board. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect (including the interpretation and implementation of Section 11(g)) and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
             (b)      Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
             (c)      Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
     4.      Stock Available for Awards.
             (a)      Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 25,600,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Solely for the purpose of applying this limitation (and not for purposes of Section 4(b) below), each Option (each as hereinafter defined) granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, each SAR (each as hereinafter defined) granted under this Plan shall reduce the number of shares available for grant by one share for every one share underlying the SAR, and each Award authorized under this Plan after April 5, 2007, other than an Option or SAR, shall reduce the number of shares available by 1.24 shares for every one share granted.
             (b)      Section 162(m) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
     5.      Stock Options.
             (a)      General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

             (b)      Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Art Technology Group, Inc., any of Art Technology Group, Inc.’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
             (c)      Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided, however, that the exercise price of any Option shall not be less than the fair market value per share of the Common Stock as of the date of option grant.
             (d)      Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option shall be exercisable more than ten (10) years after the date the Option is granted.
             (e)      Exercise of Options. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
             (f)      Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
                      (1)      in cash or by check, payable to the order of the Company;
                      (2)      except as the Board may otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding or (C) with the consent of the Board, by reducing the number of shares of Common Stock otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price;
                      (3)      when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
                      (4)      to the extent permitted by applicable law and by the Board, by (A) delivery of a promissory note of the Participant to the Company on terms determined by the Board, with the understanding that no loans shall be made to directors or executive officers, or (B) payment of such other lawful consideration as the Board may determine; or
                      (5)      by any combination of the above permitted forms of payment.
             (g)      Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
             (h)      No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or an SAR after it is granted, (ii) any other actions that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or an SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, restricted stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 9).
     6.      Stock Appreciation Rights.
             (a)      Nature. A Stock Appreciation Right (“SAR”) is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock, provided, however, that the exercise price of any SAR shall not be less than the fair market value per share of the Common Stock as of the date of the SAR Award. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
             (b)      Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
                      (1)      Tandem Awards. When SARs are expressly granted in tandem with Options: (A) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (C) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (D) the SAR will be transferable only with the related Option.
                      (2)      Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
             (c)      Exercise. A SAR may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person or other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
             (d)      Duration of SARs. No SAR shall be exercisable more than ten (10) years after the date the SAR is granted.
     7.      Restricted Stock.
             (a)      Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
             (b)      Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
             (c)      Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or the Designated Beneficiary of such Participant. For these purposes, a “Designated Beneficiary” of a Participant shall be (1) a beneficiary designated by such Participant, in a manner determined by the Board, to receive amounts due or exercise rights of such Participant in the event of such Participant’s death or (2) in the absence of such a designation, the Participant’s estate.
             (d)      Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

     8.      Other Stock-Based Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted under the Plan to Participants (“Other Stock Unit Awards”), including Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.
     9.      Adjustments for Changes in Common Stock and Certain Other Events.
             (a)      Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under the Plan, (2) the sub-limit set forth in Section 4(b), (3) the number and class of securities and exercise price per share of each outstanding Option, (4) the repurchase price per share subject to each outstanding Restricted Stock Award and (5) the share- and per-share-related provisions of each outstanding SAR and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
             (b)      Reorganization Events.
                      (1)      Definition. A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (C) any liquidation or dissolution of the Company.
                      (2)      Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall have the authority to take, in its discretion, any of the following actions as to all or any outstanding Awards on such terms as the Board determines:
                      (A)      provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
                      (B)      upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice;
                      (C)      provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;
                      (D)      in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (i) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards;
                      (E)      provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and
                      (F)      any combination of the foregoing.
     For purposes of clause (A) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
     To the extent all or any portion of an Option becomes exercisable solely as a result of clause (B) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (i) shall lapse at the same rate as the Option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (B) above.
                      (3)      Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
     10.     General Provisions Applicable to Awards.
             (a)      Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
             (b)      Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
             (c)      Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
             (d)      Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
             (e)      Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
             (f)      Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
             (g)     Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
             (h)     Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
             (i)     Performance Conditions.
                      (1)      This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).
                      (2)      Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.
                      (3)      If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), than the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which:
                      (A)      shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m);
                      (B)      shall be based on the attainment of specified levels of one or any combination of the following: (i) earnings per share; (ii) return on average equity or average assets with respect to a pre-determined peer group; (iii) earnings; (iv) earnings growth; (v) revenues; (vi) expenses; (vii) stock price; (viii) market share; (ix) return on sales, assets, equity or investment; (x) regulatory compliance; (xi) improvement of financial ratings; (xii) achievement of balance sheet or income statement objectives; (xiii) total shareholder return; (xiv) net operating profit after tax; (xv)pre-tax or after-tax income; (xvi) cash flow; or (xvii) such other objective goals as are established by the Board;
                      (C)      may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated;
                      (D)      may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset and (v) charges for restructuring and rationalization programs; and
                      (E)      may vary by Participant and may be different for different Awards.
                      (4)      Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee:
                      (A)      may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award; and
                      (B)      may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
                      (5)      The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
     11.     Miscellaneous.
             (a)     No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
             (b)     No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
             (c)     Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after December 31, 2013, but Awards previously granted may extend beyond that date.
             (d)     Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
             (e)     Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
             (f)     Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
             (g)     Effect of Amendment. All Awards to Participants outstanding as of the date of any amendment of the Plan shall continue in full force and effect without modification by such amendment; provided that each reference in any such Awards to a section of the Plan as in effect prior to any amendment shall be deemed to refer to the corresponding section of the Plan as amended unless the reference to such corresponding section would have an adverse impact on the Participant holding the applicable Award.
             (h)     Construction. The headings of the Sections of the Plan are included only for convenience and shall not affect the meaning or interpretation of the Plan. Except as otherwise expressly provided, references herein to Sections shall mean such Sections of the Plan. The word “including” as used in the Plan shall not be construed so as to exclude any other thing not referred to or described.

Appendix A
FORM OF RESTRICTED STOCK UNIT AGREEMENT
(Time Based)
     AGREEMENT made as of the ___day of ___, 200_(the “Grant Date”), by and between Art Technology Group, Inc., a Delaware Corporation (the “Company”), and ___(“you” or the “Grantee”).
W I T N E S S E T H:
     WHEREAS, the Board of Directors of the Company (the “Board”) and the shareholders of the Company have approved the Company’s Amended and Restated 1996 Stock Option Plan (the “Plan”); and
     WHEREAS, the Compensation Committee of the Board (the “Committee”) (which is authorized to administer the Plan) has decided to grant you an award of restricted stock units as described herein pursuant to the Plan (the “Restricted Stock Units”); and
     WHEREAS, the Restricted Stock Units are to be evidenced by an Agreement in such form and containing such terms and conditions, as the Committee shall determine;
     NOW, THEREFORE, it is mutually agreed as follows:
     1.      Grant. The Company hereby grants to you, on the terms and conditions set forth herein, an aggregate of ___Restricted Stock Units subject to, and in accordance with, the terms set forth in this Agreement.
     2.      Plan Controls. This Restricted Stock Unit award is and shall be subject in every respect to the provisions of the Company’s Amended and Restated 1996 Stock Option Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Grantee hereby accepts this award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.
     3.      Vesting. The Restricted Stock Units shall be unvested as of the Grant Date, and shall vest as follows, provided that you are employed by the Company on each vesting date: (i) 25% of the Restricted Stock Unit award shall vest upon the thirteenth month anniversary of the grant date (the “First Vesting Date”) and (ii) an additional 25% shall vest upon each of the following one year anniversaries of the First Vesting Date, so that the Restricted Stock Unit award shall be fully vested after four years and one month; provided, however, that in the event of a Change in Control, as defined at Exhibit A to Appendix B hereto, an additional 25% of the unvested Restricted Stock Units shall vest.
     4.      Payment. Upon each vesting date, you shall receive one share of Company Common Stock for each vested Restricted Stock Unit; provided, however, that the number of shares you receive may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 5 below.
     5.      Withholding. Upon the settlement of Restricted Stock Units pursuant to Section 4 above, the Company, in its discretion, shall either: (i) withhold from issuance a number of shares sufficient to satisfy the minimum tax Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement (“Minimum Withholding Obligation”); or (ii) require that the Grantee satisfy such Minimum Withholding Obligation (1) by a check payable to the Company, (2) with the consent of the Company by providing irrevocable instructions to a broker to sell a number of shares equal in value to the Minimum Withholding Obligation and pay the proceeds from such sale to the Company, or (3) by such other means as may be agreed to by the Company.
     6.      Nontransferability. Unless the Committee specifically determines otherwise, the Restricted Stock Units are personal to the Grantee and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.
     7.      Termination of Employment. Upon your termination of employment, for any reason or no reason, with or without cause, all unvested Restricted Stock Units shall immediately terminate and be of no further force or effect.
     Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

ART TECHNOLOGY GROUP, INC.
By:

     I confirm my understanding of the foregoing and accept the Restricted Stock Unit award described above subject to the terms and conditions described herein. I hereby acknowledge receipt of a copy of the Plan, and agree that the terms of this Restricted Stock Unit award shall be governed by the Plan.

[NAME OF GRANTEE]

Exhibit A
“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership of any capital stock of Art Technology Group, Inc. (“ATG”), after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under such Act) 50% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of ATG entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:
(i) any acquisition directly from ATG (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock or voting securities of ATG, unless the Person exercising, converting or exchanging such security acquired such security directly from ATG or an underwriter or agent of ATG);
(ii) any acquisition by ATG;
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ATG or any corporation controlled by ATG, or
(iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i) and (ii) of subsection (c) below;
     (b) the occurrence of a change in the composition of the Board of Directors of ATG (the “Board”) such that the Continuing Directors do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to ATG), where the term “Continuing Director” means at any date a member of the Board:
(i) who was a member of the Board on the effective date of this Policy or
(ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving ATG or a sale or other disposition of all or substantially all of the assets of ATG in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied:
(i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns ATG or substantially all of ATG’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively; and
(ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by ATG or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(d) approval by the stockholders of ATG of a complete liquidation or dissolution of ATG.

Appendix B
FORM OF RESTRICTED STOCK AGREEMENT
     AGREEMENT made as of the             of           , 200     (the “Grant Date”), by and between Art Technology Group, Inc., a Delaware Corporation (the “Company”), and (“you” or the “Grantee”).
W I T N E S S E T H :
     WHEREAS, the Board of Directors of the Company (the “Board”) and the shareholders of the Company have approved the Company’s Amended and Restated 1996 Stock Option Plan (the “Plan”); and
     WHEREAS, the Board of Directors (the “Board”) at the recommendation of the Compensation Committee of the Board, granted you an award of restricted stock as described herein pursuant to the Plan (the “Restricted Stock”); and
     WHEREAS, the Restricted Stock is to be evidenced by an Agreement in such form and containing such terms and conditions, as the Committee shall determine;
     NOW, THEREFORE, it is mutually agreed as follows:
     1. Grant. The Company hereby grant to you on            (the “Grant Date”), on the terms and conditions set forth herein, an aggregate of                shares of Restricted Stock, subject to and in accordance with, the terms set forth in this Agreement.
     2. Plan Controls, This Restricted Stock award is and shall be subject in every respect to the provisions of the Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Grantee hereby accepts this award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.
     3. Vesting. The Restricted Stock shall vest as follows:                               .
     4. Payment. Upon the vesting date, you shall receive one share of Company Common Stock for each share of Restricted Stock; provided, however, that the number of shares you receive may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 5 below.
     5. Withholding. Upon the settlement of Restricted Stock pursuant to Section 4 above, the Company, in its discretion, shall either: (i) withhold from issuance a number of shares sufficient to satisfy the minimum tax Federal, state, local and/or payroll taxes of any kind required by law to be withheld with regard to such settlement

(“Minimum Withholding Obligation”); or (ii) require that the Grantee satisfy such Minimum Withholding Obligation (1) by a check payable to the Company, (2) with the consent of the Company by providing irrevocable instructions to a broker to sell a number of shares equal in value to the Minimum Withholding Obligation and pay the proceeds from such sale to the Company, or (3) by such other means as may be agreed to by the Company.
     6. Nontransferability. Unless the Committee specifically determines otherwise, the shares of Restricted Stock are personal to the Grantee and shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.
     Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

ART TECHNOLOGY GROUP, INC.

By:

     I confirm my understanding of the foregoing and accept the Restricted Stock award described above subject to the terms and conditions described herein. I hereby acknowledge receipt of a copy of the Plan, and agree that the terms of this Restricted Stock Unit award shall be governed by the Plan.
[NAME]